SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                -----------------


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of Earliest Event Reported):  March 3, 2002



                          PRICE DEVELOPMENT COMPANY, LP
             (Exact Name of Registrant as Specified in Its Charter)



          Maryland                  333-34835-01               87-0516235
(State or Other Jurisdiction        (Commission              (IRS Employer
     of Incorporation)               File No.)            Identification No.)


                 35 Century Park-Way, Salt Lake City, Utah 84115
               (Address of Principal Executive Office) (Zip Code)



Registrant's Telephone Number, Including Area Code:  (801) 486-3911



                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 5. Other Events


On March 3, 2002, JP Realty, Inc ("JP Realty") and Registrant, its operating subsidiary partnership ("PDC"), entered into a definitive Agreement and Plan of Merger with General Growth Properties, Inc. ("GGP") and its operating partnership subsidiary, GGP Limited Partnership ("GGP OP"), pursuant to which JP Realty and PDC will merge into indirect wholly owned subsidiaries of GGP OP.

The total acquisition price will be approximately $1.1 billion, which includes assumption of approximately $460 million of existing debt and $116 million of existing preferred operating units. Pursuant to the terms of the Agreement, each of the outstanding shares of JP Realty common stock will be exchanged for $26.10 per share cash. Each PDC partnership unit will be exchanged for either $26.10 in cash or .522 Series B 8.5% Convertible Preferred Units of GGP OP, convertible into General Growth common stock based on a conversion price of $50 per share.

The merger agreement authorizes JP Realty and PDC to declare and pay regular quarterly dividends/distributions for the first quarter and a pro rated dividend through the closing date of the merger.

The Agreement has been unanimously approved by the board of directors of JP Realty. The merger is subject to customary closing conditions, including the approval of the transaction by the stockholders of JP Realty. The merger agreement does not contain any financing contingencies. It is anticipated that the transaction will be closed in the second quarter of 2002.

JP Realty owns or has an interest in 50 properties, which consist of eighteen
(18) enclosed regional malls, twenty-five (25) anchored community centers, one
(1) free-standing retail property and six (6) mixed-use commercial/business properties, containing an aggregate of over 15.1 million square feet of Gross Leasable Area in 10 western states.

JP Realty, its directors, executive officers and certain other members of management and employees may be soliciting proxies from JP Realty stockholders in favor of the merger. As of the date of this communication, the officers and directors of JP Realty each beneficially owned less than 1% of the outstanding common stock of JP Realty, with the exception of Mr. John Price, who beneficially owned approximately 1.8%.

The Series B 8.5% Convertible Preferred Units will be issued in a private placement and have not or will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exception from registration requirements.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     (a)  Financial Statements - Not Applicable

     (b)  Pro Forma Financial Information - Not Applicable

     (c)  Exhibits

          2.1 Agreement and Plan of Merger among General Growth Properties, Inc., GGP Limited Partnership, GGP Acquisition, L.L.C., GGP Acquisition II, L.L.C., JP Realty, Inc., and Price Development Company, Limited Partnership, dated as of March 3, 2002.

          99.1 Press Release, dated March 4, 2002, announcing the merger.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 PRICE DEVELOPMENT COMPANY, LIMITED PARTNERSHIP

                                 By:  JP Realty, Inc., its general partner


                                      By:  /s/ G. Rex Frazier
                                           -------------------------------------
                                           G. Rex Frazier
                                           President and Chief Operating Officer

Date: March 4, 2002

                                  EXHIBIT INDEX


Exhibits
--------


2.1 Agreement and Plan of Merger among General Growth Properties, Inc., GGP Limited Partnership, GGP Acquisition, L.L.C., GGP Acquisition II, L.L.C., JP Realty, Inc., and Price Development Company, Limited Partnership, dated as of March 3, 2002.

99.1  Press Release, dated March 4, 2002, announcing the merger.